EXHIBIT 23.1




 Board of Directors
 Mr. Mitchell Geisler, President
 Blue Fish Entertainment, Ltd. (Formerly Demand Financial International, Ltd.) 141 Adelaide Street West, Suite 1004
 Toronto, Ontario  M5H3L5

 Gentlemen:


 We hereby consent to the incorporation by reference into Registration Statement 000-32629 of the audit report dated March 20, 2003 relating to the financial statements of the Company for the fiscal year ended December 31, 2002 appearing in this Report on Form 10KSB.


 /s/ Malone & Bailey
 ----------------------
 Malone & Bailey, PLLC
 www.malone-bailey.com
 Houston, Texas

 Dated: April 16, 2003